Exhibit (d)(1)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA GOVERNMENT MONEY MARKET PORTFOLIO

(formerly, Voya Money Market Portfolio)

and

VOYA INVESTMENTS, LLC

Series	Annual Management Fee (as a percentage of average daily net assets)

Voya Government Money Market Portfolio (formerly, Voya Money Market Portfolio)	0.35% on all assets

A-1

AMENDED SCHEDULE B

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA GOVERNMENT MONEY MARKET PORTFOLIO

(formerly, Voya Money Market Portfolio)

and

VOYA INVESTMENTS, LLC

EXCLUDED SERVICES

As set forth in Section 2 of this Agreement, the direct provision of the following services shall be deemed to be outside the scope of this Agreement.

1.              Underwriting or distribution services of the sort provided by the underwriter or distributor to a Series

2.              Distribution or shareholder services provided to a Series pursuant to a plan, whether or not adopted under Rule 12b-1 promulgated under the 1940 Act

3.              Custody services such as those currently provided by The Bank of New York Mellon and State Street Bank

4.              Fund accounting services of the sort currently provided by The Bank of New York Mellon and State Street Bank, inclusive of pricing services utilized by the fund accounting agents

5.              Transfer agency and recordkeeping services provided by various brokers/dealers and other intermediaries

6.              Transfer agency services such as those currently provided by The Bank of New York Mellon and Computershare Limited

7.              Printing and postage for shareholder reports, prospectuses and statements of additional information such as is currently provided by Merrill Corporation, Universal Wilde, RR Donnelley & Sons Company and Broadridge Financial Solutions, Inc.

8.              External counsel and legal services such as those currently provided to the Series or to the Independent Trustees by Ropes & Gray LLP and K&L Gates LLP

9.              Audits and semi-annual reviews of financial statements, prospectuses and Form N-14 filings such as those currently provided by KPMG LLP

10.       Tax consulting services, review of tax compliance and other tax services such as those currently provided by KPMG LLP

11.       Fair value pricing services such as those currently provided by Interactive Data Corporation

B-1

12.       Proxy tabulation and solicitation services related to shareholder meetings for a Series, such as those currently provided by Broadridge Financial Solutions, Inc. and/or Computershare Limited

13.       Identifying and tracking services for wash sales activity such as those currently provided by Gainskeeper (Wolters Kluwer Financial Services, Inc.)

14.       Brokerage services

15.       Attribution and risk analysis services provided in support of the Chief Investment Risk Officer such as those currently provided by the Bank of New York-Wilshire Atlas/Axiom Attribution and Risk Analysis System

16.       Recordkeeping services related to the Director/Trustee deferred compensation plan such as those currently provided by Pen-Cal Administrators

17.       Call center services related to phone representatives that service existing fund shareholders of record such as those currently provided by The Bank of New York Mellon Services

18.       Consultants hired at the request of the Board of Trustees to advise them

19.       Administrative Services that are not reasonably necessary for the ordinary operation of each Series as of January 1, 2015, but that may be required in the future

B-2

AMENDED SCHEDULE C

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA GOVERNMENT MONEY MARKET PORTFOLIO

(formerly, Voya Money Market Portfolio)

and

VOYA INVESTMENTS, LLC

EXPENSES

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Manager	ALLOCATION NOTE
Allocated Expenses
1	General Services	KPMG LLP (17f-2 Audit Fees)	Affiliated sub-custodian account test work	50%
2	Fund Accounting/ Financial Reporting Services	Morgan Stanley GICS Direct License	Industry Classification for equity securities for financial reporting purposes	50%	Voya funds’ portion is limited to a maximum of $40,000.
3	Fund Accounting/ Financial Reporting Services	RIMES Technologies Corporation	Aggregated benchmark data (returns). Data is used in Voya funds’ annual and semi-annual reports and prospectuses.	60%
4	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	Proxy Advisory Services and Voting Agent Service	50%
5	Proxy Voting Services	Farient	Proxy Analysis	50%
6	Finance Services	Bloomberg / Morningstar / NYSE / Strategic Insight / Institutional Investor / Etc.	Market Data Service Providers (Non-CIRO usage)	95%	Allocation to the Voya funds is based on Board usage/subscriptions. Only actual Board usage costs are allocated to the Voya funds.
7	Industry Association Dues	Investment Company Institute	General membership fees	90%	Voya funds portion is limited to a maximum of the fee paid by the Voya funds for Mutual Funds Directors Forum membership.

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Manager	ALLOCATION NOTE
Allocated Expenses, continued
8	Chief Investment Risk Officer(1)	Chief Investment Risk Officer (CIRO)	Costs associated with the CIRO function	40%	Overhead(2) items are allocable to the Manager.
9	Chief Compliance Officer(1)	Office of the Chief Compliance Officer (CCO)	CCO Function	0%	Overhead(2) items are allocable to the Manager.
Voya Expenses
10	General Services	Confluence	Software application to assist in monitoring the budgets and the accruals of expenses of mutual funds.	100%
11	General Services	Bonaire	Electronic system for calculation of fund fees and payments to sub-advisers. Annual license cost.	100%
12	Fund Compliance	Albridge	Electronic system for Fund Compliance - monthly compliance checklist process. Annual license cost.	100%
13	Fund Compliance	Bank of New York	Money Market Stress Testing	100%
14	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	Securities Class Action Service — (SCAS)	100%
15	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	US & Global Custom Voting Agent Services / Vote Disclosure Services	100%

(1)                     CIRO and CCO costs are considered “extraordinary expenses” and are therefore excluded from expenses that are subject to the Funds’ Expense Limitation Agreements.

(2)                     Overhead includes the costs associated with the following items; technology (except for Market Data Services and any IT Software expenses that are for the sole use of the CIRO or CCO); facilities; equipment; printing; and postage.

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Manager	ALLOCATION NOTE
Voya Expenses, continued
16	Operational Services	Eagle Pace	Fund Data Warehouse - Annual License Agreement	100%
17	Product Management/ Development Services	The Bank of New York- Wilshire Atlas/Axiom Attribution and Risk Analysis System - Voya Use	Attribution Analysis	100%
18	Legal Services	Dechert LLP (External Legal Fees)	External counsel and legal services provided to Voya regarding Advisory/ Administrative Matters	100%
19	Legal Services	Voya Funds Services, LLC (Internal Legal Fees)	Legal services for Management and the Voya funds performed by Internal Legal Staff	100%
20	Legal Services	Diligent Boardbooks	Online Board Document Management System for Board Meeting Materials	100%
21	Legal Services	ARC System	Content Management System for Registration Statement Production	100%
22	Legal Services	Abel Noser	Trade Cost Analysis	100%
23	Legal Services	Board IQ / Ignites	Industry Publications	100%
24	Advisory Services	Manager or Sub-Adviser		100%